UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

FRED'S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 21, 2014, Jerry A. Shore (age 62) was elected to the Fred’s, Inc. Board of Directors following the resignation of Bruce A. Efird (age 55) from the Board on the same day.

Mr. Shore has served as the Chief Executive Officer since October 30, 2014. Prior to his promotion, Jerry served as the Company's Executive Vice President and Chief Financial Officer for more than 14 years and additionally served as the Chief Operating Officer from January 2014 until his promotion.

Mr. Shore’s appointment to the Board, and Mr. Efird’s resignation, keeps the Board at seven members, five of whom are independent directors.

There are no understandings or arrangements with any person regarding the election of Jerry Shore to the Board. There are no family relationships between either Jerry Shore and any other officer or director of the Company. Mr. Shore has not participated in any transactions with the Company.

ITEM 8.01. OTHER EVENTS.

On November 25, 2014, Fred's Inc. provided an update on the Company’s review of strategic alternatives. The Company stated that after a comprehensive and diligent process, the Company did not receive indications of interest that were satisfactory to the Board of Directors for a sale of the Company. The Company continues to explore acquisitions and the recapitalization of the company, and both of these alternatives are ongoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date: November 26, 2014	By:	/s/	Sherri L. Tagg
Sherri L. Tagg
Chief Accounting Officer